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                                                                   Exhibit 15(a)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of Sysco Corporation:

We have reviewed the accompanying consolidated balance sheets of Sysco Corporation (a Delaware corporation) and its subsidiaries as of January 1, 2005 and December 27, 2003, and the related statements of consolidated results of operations for the 13-week and 26-week periods and cash flows for the 26-week periods then ended. These financial statements are the responsibility of the company's management.

We conducted our review in accordance with standards of the Public Company Accounting Oversight Board (United States). A review of interim financial information consists principally of applying analytical procedures to financial data and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with auditing standards of the Public Company Accounting Oversight Board, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the accompanying consolidated financial statements referred to above for them to be in conformity with U.S. generally accepted accounting.

We have previously audited, in accordance with auditing standards the standards of the Public Company Accounting Oversight Board (United States), the consolidated balance sheet of Sysco Corporation and subsidiaries as of July 3, 2004, and the related consolidated results of operations, shareholders' equity and cash flows for the year then ended (not presented herein) and in our report dated August 16, 2004, we expressed an unqualified opinion on those consolidated financial statements. In our opinion, the information set forth in the accompanying consolidated balance sheet as of July 3, 2004, is fairly stated, in all material respects, in relation to the consolidated balance sheet from which it has been derived.


                                        /s/ Ernst & Young LLP
                                        ----------------------------------------

Houston, Texas
February 10, 2005